Exhibit 99.2

Independence Realty Trust Provides Business Update

Scheduled to Present at Nareit’s REITweek Virtual Investor Conference on June 2nd

PHILADELPHIA – (BUSINESS WIRE) – June 1, 2020 — Independence Realty Trust, Inc. (NYSE: IRT) (“IRT”) today released a business update on its portfolio operations and financial flexibility.

“IRT remains committed to working with our residents in order to support retention and sustain portfolio occupancy.” said Scott Schaeffer, Chairman and CEO of IRT. “As of May 31st, same store occupancy was 93.5% and we have collected 98.1% of May rent receipts, including 1.2% in deferred payment plans. These figures are a result of our efforts to actively engage with our current residents and attract new residents to our communities. In particular, we improved the quality and availability of virtual tours, which has translated into a 45% conversion rate to signed applications in May, representing a year-over-year increase of 15 percentage points.”

Mr. Schaeffer continued, “We have the financial flexibility to act decisively, as we are prepared to participate in an eventual market recovery. Our total liquidity position is approximately $248 million as of May 31st, which includes unrestricted cash, as well as additional capacity through our unsecured line of credit and remaining proceeds from the forward equity raise. IRT is well-positioned to manage the impact of this pandemic and continues to adhere to strict safety measures, as all of our states in which we have properties have begun to ease restrictions. We remain confident in our resilient portfolio and sustainable business model.”

IRT to Participate in Nareit’s REITweek Virtual Conference

Scott Schaeffer, IRT’s Chairman and CEO, and Jim Sebra, IRT’s CFO are scheduled to present at REITweek 2020, the National Association of Real Estate Investment Trusts (Nareit) Virtual Investor Conference, on June 2, 2020, at 9:00 AM ET. The presentation will be available to those registered to attend the conference. For those who are not able to listen to the live broadcast, a replay link will be available on IRT’s website following the conclusion of the conference.

In advance of IRT’s participation in REITweek, the company has posted its June Investor Presentation on its website at www.irtliving.com in the Investor Relations section under Presentations.

About Independence Realty Trust, Inc.

Independence Realty Trust (NYSE: IRT) is a real estate investment trust that owns and operates multifamily apartment properties across non-gateway U.S. markets, including Atlanta, Louisville, Memphis, and Raleigh. IRT’s investment strategy is focused on gaining scale within key amenity rich submarkets that offer good school districts, high-quality retail and major employment centers. More information may be found on the Company’s website www.irtliving.com.

Forward-Looking Statements

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “will,” “strategy,” “expects,” “seeks,” “believes,” “potential,” or other similar words. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These forward-looking statements are based upon the current beliefs and expectations of IRT’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally not within IRT’s control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Risks and uncertainties that might cause IRT’s actual results to differ materially from those expressed or implied by forward-looking statements include, but are not limited to: risks related to the impact of COVID-19 and other potential future outbreaks of infectious diseases on the financial condition, results of operations, cash flows and performance of IRT and its tenants as well as on the economy and real estate and financial markets; changes in market demand for rental apartment homes and pricing pressures, including from competitors, that could limit our ability to lease units or increase rents or that could lead to declines in rent; uncertainty and volatility in capital and credit markets, including changes that reduce availability, and increase costs, of capital; inability of tenants to meet their rent and other lease obligations; legislative restrictions that may delay or limit collections of past due rents; risks endemic to real estate and the real estate industry generally; the effects of natural and other disasters; delays in completing, and cost overruns incurred in connection with, our value add initiatives and failure to achieve projected rent increases and occupancy levels on account of the initiatives; unexpected costs of REIT qualification compliance; costs and disruptions as the result of a cybersecurity incident or other technology disruption; and share price fluctuations. Please refer to the documents filed by the Company with the SEC, specifically the Company's Annual Report on Form 10-K for the year ended December 31, 2019, as it may be updated or supplemented in the Company's Quarterly Reports on Form 10-Q and the Company's other filings with the SEC, which identify additional risk factors that could cause actual results to differ from those contained in forward-looking statements. IRT undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.

Independence Realty Trust, Inc.

Edelman Financial Communications & Capital Markets

Ted McHugh and Lauren Torres

212-704-8112

IRT@edelman.com